Exhibit 4.1
EXECUTION VERSION
XM SATELLITE RADIO HOLDINGS INC.,
as Issuer,
SIRIUS XM RADIO INC.,
as Parent,
XM 1500 ECKINGTON LLC and
XM INVESTMENT LLC,
as Guarantors,
XM SATELLITE RADIO INC.
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Trustee,
Up to $250,000,000 Aggregate Principal Amount
of
Senior PIK Secured Notes due 2011
SUPPLEMENTAL INDENTURE
Dated as of April 14, 2010
to
INDENTURE
Dated as of February 13, 2009

          SUPPLEMENTAL INDENTURE, dated as of April 14, 2010, among XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation (the “Company”), SIRIUS XM RADIO INC., a Delaware corporation (the “Parent”), the Guarantors (as defined in the Indenture referred to herein), XM SATELLITE RADIO INC., a Delaware corporation (the “Successor”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 13, 2009, in connection with the issuance of Senior PIK Secured Notes due 2011 (the “Notes”);
          WHEREAS, the Company intends to execute and file a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on April 14, 2010 to merge the Company with and into the Successor (the “Merger”), with the Successor continuing its corporate existence under Delaware law;
          WHEREAS, Section 7.1 of the Indenture provides, among other things, that the Company shall not be prevented from merging with or into any other Person, provided that, among other things, such Person into which the Company shall have merged shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, the Indenture, the Security Documents and the Registration Rights Agreement;
          WHEREAS, Sections 11.1 and 11.6 of the Indenture provide, among other things, that the Company, the Parent and the Trustee may from time to time and at any time amend the Indenture without the consent of any Holder to (i) provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture and (ii) modify provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable, provided that such action shall not adversely affect the interests of the Holders;
          WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and
          WHEREAS, pursuant to Section 11.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
          For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders as follows:
ARTICLE I
REPRESENTATIONS OF THE COMPANY AND SUCCESSOR
          Each of the Company and Successor represents and warrants to the Trustee as of the date hereof as follows:
          1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          1.2. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.
          1.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.
          1.4. Immediately after giving effect to the Merger, no Default or Event of Default shall have occurred and be continuing.
ARTICLE II
ASSUMPTION AND AGREEMENTS
          2.1. Successor hereby expressly assumes all of the obligations of the Company under the Notes, the Indenture, the Security Documents and the Registration Rights Agreement.
          2.2. The Notes may bear a notation concerning the assumption of the Notes, the Indenture, the Security Documents and the Registration Rights Agreement by Successor.
          2.3. Successor shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company in the Indenture.
ARTICLE III
AMENDMENTS
          3.1. The reference in the preamble to the Indenture to “XM SATELLITE RADIO HOLDINGS INC.” is hereby amended to read “XM SATELLITE RADIO INC.”, each other reference in the Indenture to “XM Satellite Radio Holdings Inc.” shall be amended and deemed to be a reference to “XM Satellite Radio Inc.” and each reference to the “Company” shall be deemed to be a reference to “XM Satellite Radio Inc.”

          3.2. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.
ARTICLE IV
MISCELLANEOUS
          4.1. Capitalized terms that are not defined herein shall have the meanings assigned to them in the Indenture.
          4.2 The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor and the Company.
          4.3. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (the “TIA”), such required provision shall control.
          4.4. Pursuant to Section 11.3 of the Indenture, this Supplemental Indenture complies with the TIA.
          4.5 Pursuant to Section 11.7 of the Indenture, the Indenture shall be modified in accordance with this Supplemental Indenture, and this Supplemental Indenture shall form a part of the Indenture for all purposes.
          4.5. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.
          4.6. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.
          4.7. The Section headings herein are for convenience only and will not affect the construction hereof.
          4.8 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.
          4.9 This Supplemental Indenture shall become effective as of the Effective Time.
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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

XM SATELLITE RADIO HOLDINGS INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

XM SATELLITE RADIO INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

SIRIUS XM RADIO INC.
By	/s/ David J. Frear
David J. Frear
Executive Vice President and Chief Financial Officer

XM 1500 ECKINGTON LLC
By	/s/ David J. Frear
David J. Frear
Treasurer

XM INVESTMENT LLC
By	/s/ David J. Frear
David J. Frear
Treasurer

[Signature page to XM Satellite Radio Holdings Inc. Senior PIK Secured Notes due 2011 Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By	/s/ Thomas E. Tabor
Thomas E. Tabor
Vice President

[Signature page to XM Satellite Radio Inc. Senior PIK Secured Notes due 2011 Supplemental Indenture]